EXHIBIT VIII

NORDIC INVESTMENT BANK

Medium-Term Notes, Series C

AMENDMENT NO. 1 TO THE SELLING AGENCY AGREEMENT DATED JANUARY 22, 1993

December 4, 2002

Salomon Smith Barney Inc. (formerly Salomon Brothers Inc)
388 Greenwich Street
New York, New York 10013

Deutsche Bank Securities Inc. (formerly BT Securities Corporation)
31 West 52nd Street
New York, New York 10019

Credit Suisse First Boston Corporation (formerly The First Boston Corporation)
11 Madison Avenue
New York, New York 10010

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Lehman Brothers Inc.
745 Seventh Avenue
New York, NY 10019

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financia1 Center
250 Vesey Street
New York, New York 10080

Dear Sirs:

1.	Introduction. In connection with the Medium-Term Notes, Series C of the Nordic Investment Bank (the “Notes”) and the Selling Agency Agreement dated January 22, 1993 between NIB and you in respect of the Notes (the “Agency Agreement”), Nordic Investment Bank (“NIB”) confirms with each of you this agreement to amend the Agency Agreement (the “Amendment”) effective as of the date hereof as follows:

2.	Defined Terms.

	(a)	All references in the Agency Agreement to “this Agreement” or the “Selling Agency Agreement” shall be understood to refer to the Agency Agreement as amended by this Amendment.

(b)	All references to “Notes denominated in Deutsche Marks” or “DM Notes” and all provisions relating to the issuance of “DM Notes” or actions required to be taken in connection with “DM Notes” shall be deleted.

(c)	Except to the extent otherwise provided herein, capitalized terms used but not defined herein shall have the same meanings assigned to such terms in the Agency Agreement.

3.	Amendment to Section 1. The first sentence of Section 1 of the Agency Agreement shall be amended to increase the maximum aggregate initial public offering price or purchase price of the Notes to $3,000,000,000 and hereby is restated as follows:

“Nordic Investment Bank (“NIB”) confirms its agreement with each of you with respect to the issue and sale from time to time by NIB of its Medium-Term Notes, Series C, Due Not Less Than Nine Months from Date of Issue (the “Notes”), in an aggregate initial public offering price or purchase price of up to $3,000,000,000 (or the equivalent thereof in other currencies). Notes sold in the United States are limited to the principal amount of securities registered with the Securities and Exchange Commission (the “Commission”) on the Registration Statement (as defined below), which amount is subject to reduction as a result of the sale of other securities of NIB registered under such Registration Statement.”

4.	Amendments to Section 2.

(a)	The first paragraph of Section 2(a) shall be amended and restated as follows:

“NIB has filed with the Commission a registration statement (No. 333-6106) (the “Registration Statement”), which has become effective for the registration of debt securities and warrants to purchase debt securities of NIB (such debt securities and warrants, including the Notes, being hereinafter referred to as the “Securities”), pursuant to Schedule B of the Securities Act of 1933 (the “Act”), and which, pursuant to Rule 429 under the Act, constitutes a post-effective amendment to a previous registration statement (No. 33-37461) so filed by NIB. The Registration Statement meets the requirements set forth in Release No. 6424, dated September 2, 1984, under the Act and complies in all other material respects with said Release. In connection with the sale of Notes, NIB proposes to file with the Commission pursuant to Rule 424 under the Act a supplement (the “Prospectus Supplement”), in substantially the form heretofore furnished to each Agent, to the form of prospectus included in such Registration Statement, which will describe certain terms of the Notes and the plan of distribution thereof, and prior to any such filing NIB will advise you of all further information (financial and other) with respect to NIB to be set forth therein. Such prospectus, as supplemented as described in the previous sentence, is hereinafter referred to as the “Prospectus”. In connection with the sale of Notes NIB proposes to file Pricing Supplements with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act.”

(b)	Section 2(c) shall be and hereby is amended and restated as follows:

“As of the time any Notes are issued and sold hereunder, the Fiscal Agency Agreement, as amended and restated from time to time (the “Fiscal Agency Agreement”) will constitute a legal, valid and binding instrument enforceable against NIB in accordance with its terms and such Notes have been duly authorized, executed, authenticated and, when paid for by the purchasers thereof, will constitute legal, valid and binding obligations of NIB entitled to the benefits of the Fiscal Agency Agreement.”

5.	Amendments to Section 3.

(a)	Section 3(a) shall be and hereby is amended and restated as follows:

“Subject to the terms and conditions stated herein, NIB hereby appoints each of the Agents as an agent of NIB for the purpose of soliciting and receiving offers to purchase the Notes from NIB by others. NIB may appoint one or more additional institutions to serve as Agents pursuant to Section 3(a) and principals pursuant to Section 8 (each such Agent and principal, a “New Institution”) for the remaining term of this Agreement or, with regard to a particular issue of Notes, one or more New Institutions for the purposes of that issue, in either case upon the terms of this Agreement; provided that:

(i)	any New Institution shall have first delivered to the Issuer an Institution Accession Letter substantially in the respective forms set out in Part I or III (as appropriate) of Exhibit D hereto or executed a Terms Agreement substantially in the form set out in Exhibit B hereto; and

(ii)	NIB shall have delivered to such New Institution a Confirmation Letter substantially in the respective forms set out in Part II or IV (as appropriate) of Exhibit D hereto or executed a Terms Agreement substantially in the form set out in Exhibit B hereto.

Upon appointment such New Institution shall, subject to the terms of the relevant Institution Accession Letter and the relevant Confirmation Letter, become a party to this Agreement, vested with all authority, rights, powers, duties and obligations of an Agent or Purchaser, as the case may be, as if originally named as such hereunder; provided that except in the case of the appointment of a New Institution for the term of this Agreement, following the closing of the issue of the relevant Notes, the relevant New Institution shall have no further such authority, rights, powers, duties or obligations except such as may have occurred prior to or in connection with the issue of the relevant Notes.”

(b)	Section 3(b) shall be and hereby is amended and restated as follows:

“NIB reserves the right from time to time to sell Notes directly on its own behalf.”

(c)	Section 3(d) is hereby redesignated as Section 3(e) and restated as described in (d) below. Sections 3(e) and 3(f) are hereby redesignated as 3(f) and 3(g) respectively. Section 3 shall be and hereby is amended by the addition of the following Section 3(d):

“Each Agent will comply with the provisions set out in Exhibit E hereto.”

(d)	Section 3(e) (formerly Section 3(d)) shall be and hereby is amended and restated as follows:

“At the time of delivery of, and payment for, any Notes sold by NIB as a result of a solicitation made by an Agent, NIB agrees to pay such Agent a commission in accordance with a separate written agreement to be entered into between NIB and such Agent.”

6.	Amendments to Section 4. Sections 4(h) and 4(i) shall be deleted and Section 4(j) shall be redesignated as Section 4(h).

7.	Amendment to Section 5. Section 5(c)(i) shall be and hereby is amended and restated as follows:

“The Agreement Regarding the Establishment of NIB dated December 4, 1975 among the Kingdom of Denmark, the Republic of Finland, the Republic of Iceland, the Kingdom of Norway and the Kingdom of Sweden (the “Member Countries”), pursuant to which NIB was established, including the Statutes of NIB, as amended (the “Statutes”) attached thereto, was duly executed and ratified by all the Member countries. On October 23, 1998 the Member Countries entered into a novation of the Establishment Agreement (the “Novation Agreement”) which was duly executed and ratified by all Member Countries and which constitutes a binding legal obligation of the Member Countries.”

8.	Amendment to Section 6. Section 6(a) shall be and hereby is amended and restated as follows:

“Each acceptance by NIB of an offer for the purchase of Notes shall be deemed to be an affirmation that its representations and warranties contained in this Agreement are true and correct at the time of such acceptance and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent of the Notes relating to such acceptance, as though made at and as of each such time, it being understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented at each such time. Each acceptance by NIB of an offer for the purchase of Notes hereunder shall constitute an additional representation and warranty and agreement by NIB that, as of the settlement date for the sale of such Notes, after giving effect to the issuance of such Notes and of any other Notes to be issued on or prior to such settlement date, (i) the aggregate initial public of fering price or purchase price of Notes which have been issued and sold by NIB will not exceed $3,000,000,000 (or the equivalent therof in other currencies) and (ii) the aggregate initial public offering price or purchase price of Securities (including any Notes and any other Securities to be issued and sold by NIB on or prior to such settlement date) which have been issued and sold by NIB and/or which registration under the Securities Act is required will not exceed the amount of Debt Securities registered pursuant to the Registration Statement. NIB will inform any Agent promptly upon request of the aggregate amount of Securities registered pursuant to the Registration Statement which remain unsold.”

9.	Amendment to Section 7. Clause (iv) of Section 7(b) shall be and hereby is amended and restated as follows:

“any banking moratorium declared by Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance service in the United States;”

10.	Amendment to Section 9. Section 9(b) shall be and hereby is amended and restated as follows:

Each Agent will indemnify and hold harmless NIB against any losses, claims, damages or liabilities, joint or several, to which NIB may become subject, under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (as now on file or in any amendment thereof), or in the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse NIB for any legal or other expenses reasonably incurred by NIB in connection with investigating or defe nding any such loss, claim, damage, liability or action as such expenses are incurred, but only with reference to written information furnished to NIB by such Agent specifically for inclusion in the documents referred to in the foregoing indemnity. NIB acknowledges that the following statements constitute the only written information furnished by the Agents for inclusion in the documents referred to in the foregoing indemnity, and each Agent confirms that such statements are correct: (i) the first sentence of the “Plan of Distribution” in the Prospectus Supplement dated December 4, 2002 and (ii) the selling arrangements set forth under “Selling Restrictions” in such Prospectus Supplement.

11.	Amendment to Section 13. Section 13 shall be and hereby is amended and restated as follows:

“If to NIB:

Fabianinkatu 34 PB 249 FIN-00171 Helsinki Attention: Chief Financial Officer

Facsimile: 358-9-1800309 Telex: 122121 Confirmation: NIBFI Telephone: 358-9-18001

If to Salomon Smith Barney Inc.:

Salomon Smith Barney Inc. Medium Term Note Department 388 Greenwich Street New York, NY 10013

Facsimile: 212-816-0949 Telephone: 212-816-5831

If to Credit Suisse First Boston Corporation:

Credit Suisse First Boston Corporation 11 Madison Avenue New York, New York, 10010 Attention: Short Term Products Group

Facsimile: 212-743-5825 Telephone: 212-325-7198

If to Deutsche Bank Securities Inc.:

Deutsche Bank Securities Inc. 31 West 52nd Street New York, New York 10019 Attn: Debt Capital Markets

Facsimile: 212-469-7875 Telephone: 212-469-6801

If to Goldman, Sachs & Co.:

Goldman, Sachs & Co. 85 Broad Street New York, New York 10004 Attention: Registration Department

Facsimile: 212-902-4103 Telephone: 212-902-6685

If to Lehman Brothers Inc.:

Lehman Brothers Inc., 745 Seventh Avenue New York, NY 10019 Attention: Fixed Income Syndicate/Medium Term Note Desk

Facsimile: 212-526-0943 Telephone: 212-526-9664

If to Merrill Lynch, Pierce, Fenner & Smith Incorporated:

4 World Financia1 Center 250 Vesey Street New York, New York 10080 Attn: MTN Product Management

Facsimile: 212-449-2234 Telephone: 212-449-3780

12.	Amendments to Section 15.

(a)	Section 15(b) shall be and hereby is amended and restated as follows:

“NIB hereby appoints the Fiscal Agent as its authorized agent (the “Authorized Agent”) upon which process may be served in any action or proceeding based on this Agreement or the Terms Agreement which may be instituted in any State or Federal court in the City and State of New York by any Agent or any person controlling any Agent and expressly accepts the jurisdiction of each such court in respect of any such action or proceeding. Such appointment of an authorized agent for service of process shall not be interpreted to include actions brought under the federal securities laws of the United States. Such appointment shall be irrevocable so long as any of the Notes remains outstanding unless and until the appointment of a successor Fiscal Agent as NIB’s Authorized Agent and such Fiscal Agent’s acceptance of such appointment. NIB agrees that the sole responsibility of the Authorized Agent shall be (i) to accept such process mailed or delivered to it a nd (ii) to mail a copy of such process to NIB at the address specified for notices hereunder. NIB will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service mailed or delivered to NIB in accordance with this Section 15(b) shall be deemed, in every respect, effective service of process upon NIB. Notwithstanding the foregoing, any action or proceeding against NIB based on this Agreement may be instituted in any competent court in any of the Member countries.”

(b)	Section 15(c) shall be and hereby is amended and restated to read as follows:

“NIB hereby waives (to the extent permitted by law and the Novation Agreement as defined below) irrevocably any immunity from jurisdiction to which it might otherwise be entitled in any action arising out of or based upon the Notes, which may be duly instituted in any court of the State of New York or of the United States of America, in either case located in The City of New York by the holder of a Note; provided, however, that this waiver shall not extend to actions brought under the United States Federal securities laws. This waiver is intended to be effective without any further act by NIB before any such court, and introduction of a true copy of this Agreement into evidence shall be conclusive and final evidence of such waiver.”

(c)	Section 15(d) is hereby redesignated Section 15(e).

(d)	Section 15 shall be and hereby is amended by the addition of the following Section 15(d):

“NIB was established pursuant to an Agreement dated 4 December 1975, (the “Establishing Agreement”) between the Kingdom of Denmark, the Republic of Finland, the Republic of Iceland, the Kingdom of Norway and the Kingdom of Sweden (“Member Countries”). On October 23, 1998, the Nordic Countries entered into a novation of the Establishing Agreement, which came into force on July 18, 1999, (the “Novation Agreement”), whereupon the Establishing Agreement ceased to be effective. Pursuant to the Novation Agreement, NIB has full legal capacity to enter into agreements, to acquire and dispose of immovable and movable property, and to be a party to legal proceedings before courts of law and other authorities.

Except as provided in 15(c) above, nothing in this Agreement shall operate as or be construed to constitute a waiver, renunciation or any other modification of any privilege or immunity of NIB under Articles 5, 6 and 7 of the Novation Agreement or under any applicable law.

In particular, each Agent is taken to have acknowledged that, in accordance with the Novation Agreement:

(i)	actions may be brought against NIB only in a court of competent jurisdiction in the territory of a country in which NIB has established an office, has appointed an agent for the purpose of accepting service of process, or when NIB has otherwise expressly accepted jurisdiction;

(ii)	the property and assets of NIB shall be immune from execution of judgment or decree by judicial or administrative authority before such judgment or decree is final;

(iii)	the property and assets of NIB shall be immune from search, requisition, confiscation and expropriation;

(iv)	NIB, its property and assets shall be immune from procedural measure of constraint such as seizure; and

(v)	the premises and archives of NIB are inviolable.”

13.	Amendments to All Exhibits. All references in the Selling Agency Agreement Exhibits to the “Selling Agency Agreement” are hereby references to the Selling Agency Agreement as amended by this Amendment.

14.	Amendments to Exhibit A. Exhibit A shall be and hereby is deleted.

15.	Amendments to Exhibit C. Exhibit C to the Agency Agreement shall be and hereby is amended and restated as follows:

(a)	All statements of the amount “$150,000,000” shall be replaced by the amount “$500,000,000”.

(b)	All statements of the amount “$600,000,000” shall be replaced by the amount “$3,000,000,000”.

(c)	Paragraph 3 on page 1 shall be amended and restated as follows:

“The Selling Agency Agreement also provides that NIB reserves the right from time to time to sell Notes to or through (i) any institution as a new Agent under the Selling Agency Agreement for the remaining term of the Selling Agency Agreement, or (ii) with regard to a particular issue of Notes, one or more institutions as new Agents for the purposes of that issue. In each case, such institution becomes a new Agent with all the rights and obligations of an Agent under the Selling Agency Agreement provided that: i) such institution has either delivered to NIB an Institution Accession Letter substantially in the respective forms set out in Part I or III (as appropriate) of Exhibit D of the Selling Agency Agreement or executed a Terms Agreement substantially in the form set out in Exhibit B of the Selling Agency Agreement; and ii) NIB shall have delivered to such institution a Confirmation Letter substantially in the respective forms set out in Part II or IV (as appropria te) of Exhibit D of the Selling Agency Agreement or executed a Terms Agreement substantially in the form set out in Exhibit B to the Selling Agency Agreement.”

16.	Addition of Exhibit D to the Agency Agreement. The Agency Agreement shall be amended by the addition of the following Exhibit D:

“EXHIBIT D”

PART I
FORM OF INSTITUTION ACCESSION LETTER – PROGRAM

[Date]

To:	Nordic Investment Bank.

Dear Sirs,

Nordic Investment Bank (the “Issuer”)
Medium Term Note Program, Series C

     We refer to the Selling Agency Agreement dated as of January 22, 1993 entered into in respect of the above Medium Term Note Program (the “Program”) and made between the Issuer and the Agents and Purchasers party thereto (which agreement, as amended by Amendment No. 1 dated as of December 4, 2002, and as further amended from time to time, is herein referred to as the “Selling Agency Agreement”).

1.	Conditions Precedent

(a)	We confirm that we are in receipt of the documents referenced below:

(i)	a copy of the Selling Agency Agreement, and

(ii)	a copy of all documents referred to in the Selling Agency Agreement that we have requested;

(b)	and have found them to our satisfaction.

2.	For the purposes of the Selling Agency Agreement our notice details are as follows:

     (insert name, address, telephone, facsimile, telex (+ answerback) and attention).

3.	In consideration of the appointment by the Issuer of us as an Agent and/or Purchaser under the Selling Agency Agreement we hereby undertake, for the benefit of the Issuer and each of the other Agents and Purchasers, that we will perform and comply with all the duties and obligations expressed to be assumed by an Agent or Purchaser under the Selling Agency Agreement.

4.	This letter is governed by, and shall be construed in accordance with, the laws of the State of New York.

Yours faithfully,

[Name of New Agent or Purchaser]

By:

Name:
Title:

cc: [      ] (Fiscal Agent)

cc: [      ] (Agents and Purchasers)

PART II
FORM OF CONFIRMATION LETTER – PROGRAM

[Date]

To:	[Name and address of new Agent or Purchaser]

Dear Sirs,

Nordic Investment Bank (the “Issuer”)
Medium Term Note Program, Series C

     We refer to the Selling Agency Agreement dated as of January 22, 1993 entered into in respect of the above Medium Term Note Program (the “Program”) (as amended by Amendment No. 1 dated as of December 4, 2002, and as further amended from time to time, is herein referred to as the “Selling Agency Agreement”). We hereby acknowledge receipt of your Institution Accession Letter to us dated [ ].

     In accordance with Section 3(a)(ii) of the Selling Agency Agreement we hereby confirm that, with effect from the date hereof, you shall become a party to the Selling Agency Agreement, vested with all the authority, rights, powers, duties and obligations of an Agent or Purchaser as if originally named as Agent or Purchaser under the Selling Agency Agreement.

Yours faithfully,

Nordic Investment Bank

By:

Name:
Title:

cc: [      ] (Fiscal Agent)

cc: [      ] (Agents and Purchasers)

PART III
FORM OF INSTITUTION ACCESSION LETTER – NOTE ISSUE

[Date]

To:	Nordic Investment Bank.

Dear Sirs,

Nordic Investment Bank (the “Issuer”)
Medium Term Note Program, Series C

     We refer to the Selling Agency Agreement dated as of January 22, 1993 entered into in respect of the above Medium Term Note Program (the “Program”) and made between the Issuer and the Agents and Purchasers party thereto (which agreement, as amended by Amendment No. 1 dated as of December 4, 2002, and as further amended from time to time, is herein referred to as the “Selling Agency Agreement”).

1.	Conditions Precedent

(a)	We confirm that we are in receipt of the documents referenced below:

(i)	a copy of the Selling Agency Agreement, and

(ii)	a copy of such of the documents referred to in the Selling Agency Agreement that we have requested;

(b)	and have found them to our satisfaction.

2.	For the purposes of the Selling Agency Agreement our notice details are as follows:

     [insert name, address, telephone, facsimile, telex (+ answerback) and attention).

3.	In consideration of the Issuer appointing us as an Agent or Purchaser in respect of the issue of [ ] Medium Term Notes due [ ] (the “Issue”) under the Selling Agency Agreement we hereby undertake, for the benefit of the Issuer and each of the other Agents and Purchasers, that in relation to the Issue we will perform and comply with all the duties and obligations expressed to be assumed by an Agent and/or Purchaser under the Selling Agency Agreement.

4.	This letter is governed by, and shall be construed in accordance with, the laws of the State of New York.

Yours faithfully,

[Name of new Agent or Purchaser]

By:

Name:
Title:

cc: [      ] (Fiscal Agent)

PART IV
FORM OF CONFIRMATION LETTER – NOTE ISSUE

[Date]

To:	[Name and address of new Agent or Purchaser]

Dear Sirs,

Nordic Investment Bank (the “Issuer”)
Medium Term Note Program, Series C

     We refer to the Selling Agency Agreement dated as of January 22, 1993 entered into in respect of the above Medium Term Note Program (the “Program”) (as amended by Amendment No. 1 dated as of December 4, 2002, and as further amended from time to time, is herein referred to as the “Selling Agency Agreement”). We hereby acknowledge receipt of your Institution Accession Letter to us dated [  ].

     In accordance with Section 3(a)(ii) of the Selling Agency Agreement we hereby confirm that, with effect from the date hereof in respect of the Issue of [  ] Medium Term Notes due [  ] (the “Issue”), you shall become a party to the Selling Agency Agreement, vested with all the authority, rights, powers, duties and obligations of an Agent and/or Purchaser in relation to the Issue as if originally named as Agent or Purchaser under the Selling Agency Agreement.

     Following the issue of the Global Note, as applicable, representing the Issue you shall have no further authority, rights, powers, duties and obligations except such as may accrued or been accrued prior to or in connection with the issue of the Global Note.

Yours faithfully,

Nordic Investment Bank

By:

Name:
Title:

cc: [      ] (Fiscal Agent)”

17.	Addition of Exhibit E to the Agency Agreement. The Agency Agreement shall be amended by the addition of the following Exhibit E:

EXHIBIT E

     Each of the Agents represents and agrees that it has not offered, sold or delivered and will not offer, sell or deliver any of the Notes directly or indirectly, or distribute the Prospectus Supplement or the accompanying Prospectus or any other offering material relating to the Notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on NIB except as set forth in the Terms Agreement.

The United Kingdom

     Each of the Agents has further represented and agreed that:

(a)	No deposit taking: in relation to any Notes which must be redeemed before the first anniversary of the date of their issue:

(i)	it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business; and

(ii)	it has not offered or sold and will not offer or sell any Instruments other than to persons:

(A)	whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses; or

(B)	who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses, where the issue of the Notes would otherwise constitute a contravention of section 19 of the U.K. Financial Services and Markets Act 2000 (“FSMA”) by NIB.

(b)	Financial promotion: it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to NIB; and

(c)	General compliance: it has complied and will comply with all applicable provisions of the FSMA.

Japan

     The Notes have not been and will not be registered under the Securities and Exchange Law of Japan. Each Agent represents and agrees that it has not offered or sold, and it will not offer or sell, directly or indirectly, any Notes in Japan or to, or for the account or benefit of, any resident of Japan or to, or for the account or benefit of, any resident for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan except (i) pursuant to an exemption from the registration requirements of, or otherwise in compliance with, the Securities and Exchange Law of Japan and (ii) in compliance with the other relevant laws and regulations of Japan.

Hong Kong

     Each Agent has agreed that it and each of its affiliates have not (i) offered or sold, and will not offer or sell, the Notes by means of any document, to persons in Hong Kong other than persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong or (ii) issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, any invitation, document or advertisement relating to Notes in Hong Kong (unless permitted to do so under the securities laws of Hong Kong) other than with respect to Notes intended to be disposed of outside Hong Kong or only to persons whose business involves the acquisition, disposal or holding of securities, whether as principal or agent.

Singapore

     The Prospectus Supplement and the accompanying Prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each of the Agents agrees that the Prospectus Supplement, the accompanying Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act 2001 of Singapore (the “SFA”), (ii) to a sophisticated investor, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other appl icable provision of the SFA.

Germany

     Each Agent has confirmed that it is aware of the fact that no German selling prospectus (Verkaufsprospekt) has been and will be published in respect of the program and that it will comply with the Securities Selling Prospectus Act (the “Act”) of the Federal Republic of Germany (Wertpapier-Verkaufsprospektgesetz). In particular each Agent has undertaken not to engage in public offering (Öffentliches Anbieten) in the Federal Republic of Germany with respect to any Notes issued under the program otherwise than in accordance with the Act and any other act replacing or supplementing the Act and all other applicable laws and regulations.

France

     The Notes will be issued outside the Republic of France and may not be publicly offered in the Republic of France, and each Agent has represented and agreed that, and each further Agent under the program will be required to represent and agree that, it has not offered or sold Notes in the Republic of France, except in compliance with the relevant regulations issued from time to time by the Commission des Operations de Bourse to (i) qualified investors (investisseurs qualifiés or (ii) a limited number of investors (cercle restreint d’investisseurs) each as defined in Article L411-1 et seq of the French Code monétaire et finacier and Decree no. 98.880 dated October 1, 1998. In addition, each Agent has represented and agreed that it has not distributed or caused to be distributed and will not distribute or cause to be distributed in the Republic of France, the Prospectus Supplement, the Prospectus o r any other offering material relating to the Notes other than to investors to whom offers and sales of Notes in the Republic of France may be made as described above.

The Netherlands

     The Notes may not be offered, sold, transferred or delivered in or from the Netherlands as part of their initial distribution or at any time thereafter, directly or indirectly, other than to banks, pension funds, insurance companies, securities firms, investment institutions, central governments, large international and supranational institutions and other comparable entities, including, among others, treasuries and finance companies of large enterprises, which trade or invest in securities in the course of a profession or trade. Individuals or legal entities who or which do not trade or invest in securities in the course of their profession or trade may not participate in the offering of the Notes, and this Prospectus Supplement and the accompanying Prospectus or any other offering material relating to the Notes may not be considered.

Switzerland

     Each Agent has agreed that any issue of Notes denominated in Swiss francs or carrying a Swiss franc related element will be in compliance with the guidelines of the Swiss National Bank regarding Swiss franc denominated securities.

18	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, except with respect to its authorization and execution on behalf of NIB.

19.	Counterparts. This Amendment may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

     If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

Very truly yours,

NORDIC INVESTMENT BANK

By

Name: Title:
By

Name: Title:
CONFIRMED AND ACCEPTED, as of the date first above written:

SALOMON SMITH BARNEY INC

By

Name: Title:

DEUTSCHE BANK SECURITIES SECURITIES INC.

By

Name: Title:

By

Name: Title:

CREDIT SUISSE FIRST BOSTON CORPORATION

By

Name: Title:

GOLDMAN, SACHS & CO.

By

(Goldman, Sachs & Co.)

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By

Name: Title:

LEHMAN BROTHERS INC.

By

Name: Title: